UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2008

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 2.06	Material Impairments

On December 18, 2008, as a result of the decision to discontinue funding of the U.S. domestic offering of the suite of 15 channels (“VOOM”) of VOOM HD Holdings LLC (“VOOM HD”), the management of Cablevision Systems Corporation and CSC Holdings, Inc. (collectively, the “Companies”) concluded that charges for impairment of certain assets of VOOM HD would be required under generally accepted accounting principles. Previously, VOOM had been available in the United States only on the Companies’ cable television systems and EchoStar Communications Corporation’s DISH Network. In May 2008, following a purported termination of its affiliation agreement with VOOM HD, EchoStar ceased distribution of VOOM on its DISH Network. See “Part II—Legal Proceedings—EchoStar Contract Dispute” in the Companies’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 for further discussion of the affiliation agreement and the dispute between VOOM HD and EchoStar. VOOM HD currently expects to continue to distribute those channels of the VOOM service internationally that it currently distributes.

As a result of the Companies’ recent decision to terminate the U.S. domestic programming business of VOOM, based on currently available information, the Companies expect to incur between approximately $45 million and $65 million of impairment charges related to the impairment of certain contractual programming rights, property, plant and equipment and other miscellaneous assets under generally accepted accounting principles. These impairment charges are expected to be reflected in the Companies’ fourth quarter 2008 financial statements. The impairment charges include cash expenditures that are estimated to aggregate between approximately $25 million and $27 million related to existing contractual commitments, which are primarily programming related. Except for these cash payments, the impairment charges are not expected to result in any material future cash expenditures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Wm. Keith Harper

	Name: Title:	Wm. Keith Harper Sr. VP, Controller and Principal Accounting Officer

Dated: December 23, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Wm. Keith Harper

	Name: Title:	Wm. Keith Harper Sr. VP, Controller and Principal Accounting Officer

Dated: December 23, 2008

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